                         UNITED COMMUNITY FINANCIAL CORP.
                                  RETENTION PLAN


                                    ARTICLE I
                                   DEFINITIONS

       The following words and phrases, when used in this Plan with an initial capital letter, shall have the meanings set forth below, unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

       1.01 "ACCOUNT" means an individual account established for each Participant pursuant to Article V.

       1.02 "AWARD" means an allocation made to a Participant's Account under the Plan pursuant to Section 5.03.

       1.03   "BWC" means Butler Wick Corp.

       1.04 "BENEFICIARY" means the person or persons designated by a Participant to receive any benefits payable under this Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Board and may be changed from time to time by similar written notice to the Board. In the absence of a written designation, the Beneficiary shall be the Participant's estate.

       1.05   "BOARD" means the Board of Directors of the Corporation.

       1.06 "CAUSE" means the termination of the employment of an Employee because of his personal dishonesty, incompetence, misconduct, breach of fiduciary duty involving personal profit, a failure to perform the duties and responsibilities assigned to him, the violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), or the conviction of a felony or for fraud or embezzlement.

       1.07   "CODE" means the Internal Revenue Code of 1986, as amended.

       1.08 "COMMITTEE" means the Retention Plan Committee, if any, appointed by the Board pursuant to Article III hereof.

       1.09   "COMPANY" means The Home Savings and Loan Company of Youngstown,
Ohio.

       1.10   "CORPORATION" means United Community Financial Corp.

       1.11   "EFFECTIVE DATE" means __________________, 1999.

       1.12 "EMPLOYEE" means any person who is employed by the Corporation, the Company or a Subsidiary.

       1.13 "OTS" means the Office of Thrift Supervision, Department of the Treasury.

       1.14 "PARTICIPANT" means any Employee who receives an Award under the Plan.

       1.15 "PLAN" means the United Community Financial Corp. Retention Plan, as evidenced by this document and any amendments thereto.

       1.16 "RETIREMENT" means the retirement of an Employee between ages 60 and 64 with 15 or more years of service to the Corporation, the Company or a Subsidiary, or the retirement of an Employee at age 65 or older.

       1.17 "SUBSIDIARIES" means subsidiaries of the Corporation or the Company, including, but not limited to, BWC.

       1.18 "TRUST" means any trust established by the Board to provide for the payment of benefits under the Plan.

       1.19 "TRUSTEE(s)" means the person(s) or entity approved by the Board to serve in capacity as the trustee of the Trust.


                                   ARTICLE II
                     ESTABLISHMENT AND PURPOSE OF THE PLAN

       2.01 ESTABLISHMENT OF PLAN. The Corporation hereby establishes a Retention Plan upon the terms and subject to the conditions set forth in this document.

       2.02 ESTABLISHMENT OF TRUST. The Corporation shall establish a Trust to provide benefits to Participants and, where applicable, to their Beneficiaries, under the Plan pursuant to the terms of a separate trust agreement. Once the Trust has been established, the Trustee shall accept the Trust and agree to hold the Trust assets and all additions and accretions thereto.

       2.03 PURPOSE. The purpose of the Plan is to reward and retain Employees who are in key positions of responsibility by providing such Employees with additional compensation; provided they remain employed by the Corporation, the Company or any of the Subsidiaries for a specified period of time.


                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

       3.01 ROLE OF THE BOARD. The interpretation and construction by the Board of any provisions of this Plan or of any Award granted hereunder shall be final, conclusive and binding. The Board may, in its discretion, appoint a Committee to administer this Plan.

       3.02 LIMITATION ON LIABILITY. No member of the Board, nor any Trustee, shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under the Plan. If a member of the Board or of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by such member in such capacity under or with respect to this Plan, the Corporation shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding if such member acted in good faith and in a manner such member reasonably believed to be in or not opposed to the best interests of the Corporation, the Company and the Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe such member's conduct was unlawful.

                                   ARTICLE IV
                         CONTRIBUTIONS AND INVESTMENTS

       4.01 AMOUNT AND TIMING OF CONTRIBUTIONS. Within ___ business days of the Effective Date, the Corporation shall contribute $3,700,000 to the Trust in order to provide benefits under the Plan. No contributions to the Trust by Participants shall be permitted.

       4.02 INVESTMENT OF TRUST ASSETS. Subject to the provisions of the agreement establishing the Trust, all amounts contributed pursuant to Section
4.01 shall be invested in the discretion of the Board. In carrying out its responsibilities under this Section 4.02, the Board shall establish a written investment policy which shall be developed by the Board in consultation with the management of BWC.


                                   ARTICLE V
                     ELIGIBILITY; ACCOUNTS AND ALLOCATIONS

       5.01 ELIGIBILITY. Employees are eligible to receive Awards within the sole discretion of the Board. Each Employee who is eligible to be a Participant (and the effective date of such participation) is designated as such in Exhibit A which is attached hereto and made a part hereof.

       5.02 ESTABLISHMENT OF ACCOUNTS. At the time that each Employee becomes a Participant, the Board shall establish an Account for him under the Plan. Allocations of Awards (Section 5.03) and investment gains (Section 5.04) shall be credited to such Account from time to time and allocations of investment losses (Section 5.04) and distributions (Article VI) shall be debited to such Account.

       5.03 ALLOCATIONS OF AWARDS. Within ___ business days of the Effective Date, the Board shall credit each Participant's Account with an Award equal to a portion of the amount specified in Section 4.01. The amount of each Award credited to each Participant shall be determined in the sole discretion of the Board; provided, that the sum of all Awards granted pursuant to this Section
5.03 shall be equal to $3,700,000, the amount designated in Section 4.01.

       5.04 ALLOCATIONS OF INVESTMENT GAINS AND LOSSES. As of the last day of each calendar quarter, the Account of each Participant shall be credited with the amount of any investment gains of the Trust for such calendar quarter or debited for the amount of any investment losses of the Trust for such calendar quarter. The portion of any such investment gain or loss allocated to a Participant's Account shall be determined by the Board, on a pro-rata basis, based upon such Participant's Account balance as of the first day of such calendar quarter in relation to the sum of all Participant Account balances as of that day.

       5.05 PARTICIPANTS' RIGHTS IN ACCOUNT. A Participant's only right with respect to his Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of Article VI of this Plan.


                                     ARTICLE VI
                             VESTING AND DISTRIBUTIONS

       6.01   VESTING OF ACCOUNTS.

              (a)    GENERAL RULES.  Subject to the remaining provisions of this
Article VI, a Participant shall become vested in all amounts credited to his Account after he has completed five (5) years of service with the Corporation, the Company or any Subsidiary, beginning on the Effective Date. Unless otherwise provided elsewhere herein, if a Participant's employment is terminated prior to his completing five (5) years of service, he shall forfeit all rights to his entire Account under the Plan.

              (b) EXCEPTION FOR TERMINATIONS DUE TO DEATH, DISABILITY OR RETIREMENT AT OR AFTER AGE 65. An Account of a Participant whose service as an Employee terminates due to (i) death, (ii) disability (as determined by the Board), or (iii) Retirement at or after age 65 shall be deemed fully vested and non-forfeitable as of the Participant's last day of service as an Employee. The Account of a Participant described in this paragraph (b) shall continue to receive allocations of investment gains and losses pursuant to Section 5.04 until such Account is completely distributed under the relevant provisions of
Article VI.

              (c) EXCEPTION FOR CHANGE IN CONTROL. Notwithstanding any other provision of this Plan and subject to the determination of the Board at the time of a change in control or imminent change in control, all Participant Accounts shall be deemed to be immediately 100% vested and non-forfeitable in the event of a change in control or imminent change in control of the Corporation or the Company; provided, however, that in the event that any distribution of a Participant Account in connection with a change in control or imminent change in control of the Corporation or the Company alone, or in the aggregate with any other payments made to a Participant, would result in the imposition of a penalty tax pursuant to Section 280G of the Code, such Participant Account shall remain subject to the vesting provisions of paragraph (a) of this Section 6.01. For purposes of this Section 6.01(c), "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Corporation of the Company; (ii) the execution of an agreement for a merger or recapitalization of the Corporation of the Company or any merger or recapitalization whereby the Corporation of the Company is not the surviving entity; (iii) a change of control of the Corporation or the Company, as defined or determined by the OTS; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the terms "beneficial ownership" as defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation or the Company by any person, trust, entity or group. For purposes of this Section 6.01(c), "imminent change in control" shall refer to any offer or announcement, oral or written, by any party, to acquire control of the Corporation or the Company as to which an application or notice has been filed with the OTS and such application has been approved or such notice has not been disapproved, if such acquisition of the Corporation or the Company has not been approved by the Board.

              (d) EXCEPTION FOR RETIREMENT PRIOR TO AGE 65. An Account of a Participant whose service as an Employee terminates due to his Retirement prior to age 65 shall be deemed partially vested and nonforfeitable as of the Participant's last day of service an Employee. For this purpose, the portion of the Participant's Account which shall be deemed vested and nonforfeitable shall be equal to (i) the amount of the Award allocated to his Account pursuant to
Section 5.03, pro-rated as of the last day of his employment based upon the number of days during which the Participant was employed by the Corporation, the Company or any Subsidiary between the Effective Date and his date of termination of employment; less (ii) any investment losses debited to his Account pursuant to Section 5.04 as of his date of termination of employment. The Account of a Participant described in this paragraph (d) shall not continue to receive allocations of investment gains or losses pursuant to Section 5.04 after its value has been determined pursuant to the preceding sentence.

              (e) EXCEPTION FOR INVOLUNTARY TERMINATION OF EMPLOYMENT. An Account of a Participant whose service as an Employee is involuntarily terminated for reasons other than Cause prior to the completion of the service period required under paragraph (a) of this Section 6.01 shall be deemed fully vested and nonforfeitable as of the Participant's last day of service as an Employee. The Account of a Participant described in this paragraph (e) shall continue to receive allocations of investment gains and losses pursuant to
Section 5.04 until such Account is completely distributed under the relevant provisions of Article VI.

              (f) EXCEPTION FOR TERMINATION OF EMPLOYMENT FOR CAUSE. Notwithstanding any other provision of this Plan, the Account of a Participant whose service as an Employee is terminated for Cause, either before or after the Participant has satisfied the service requirement contained in paragraph (a) of this Section 6.01, shall be entirely forfeited as of the Participant's last day of service as an Employee.

              (g) TREATMENT OF FORFEITURES. Any amounts forfeited from Participant Accounts pursuant to the provisions of this Section 6.01 shall be distributed from the Trust by the Trustee to the Corporation, as soon as practicable following the occurrence of the event causing such forfeiture.

       6.02   DISTRIBUTION OF VESTED ACCOUNT BALANCES.

              (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as otherwise provided in this Plan, the vested portion of a Participant's Account (as determined under the applicable paragraph of Section 6.01) shall be distributed to the Participant or his Beneficiary, as the case may be, as soon as practicable after the end of the five (5) year period described in Section 6.01(a). Notwithstanding the previous sentence, in the event of a change in control (as defined in paragraph (c) of Section 6.01), the Participant's vested Account shall be distributed within thirty (30) days of the occurrence of such change in control.

              (b) FORM OF DISTRIBUTION. If a Participant is entitled to receive a distribution of his vested Account pursuant to the applicable provisions of this Article VI, such Participant may elect to receive such distribution in either (i) a single lump sum payment; or (ii) in substantially equal annual installments over a period of time not to exceed five (5) years. Notwithstanding the preceding sentence, a Participant's vested Account under the Plan may be paid in equal annual installments only if the Participant makes an election, in writing, to receive such installment payments at least twelve (12) months prior to the end of the five (5) year period described in Section 6.01(a). To the extent that a Participant's vested Account is to be paid in installment payments, the undistributed portion of his Account shall continue to be credited with investment gains and debited with investment losses pursuant to Section 5.04 until the final amount is distributed from the Plan. In the case of a Participant's death prior to the complete distribution of his Account under the Plan, the entire remaining undistributed amount of such Account shall be distributed, in a single lump sum payment, to the Participant's Beneficiary, within sixty (60) days following the date of the Participant's death.

              (c) WITHHOLDING. The Trustee may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes and, if the amount of such cash payment is not sufficient, the Trustee may require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering any Plan distribution. The Trustee shall pay over to the Corporation, the Company or the Subsidiary which employs or employed such Participant, any such amount withheld from or paid by the Participant or Beneficiary.

              (d) NONCOMPETITION AGREEMENTS. Notwithstanding anything to the contrary in this Plan, no distributions shall be made from the Plan to any Participant described in either paragraph (b) (disability or Retirement at or after age 65) or (d) (Retirement prior to age 65) of Section 6.01, unless such Participant executes a non-competition agreement, the terms and conditions of which are satisfactory to the Board.


                                  ARTICLE VII
                                CLAIMS PROCEDURE

       7.01 FILING CLAIMS. A Participant or his Beneficiary, if entitled to benefits under the Plan, may file a claim request with the Board.

       7.02 NOTIFICATION TO CLAIMANT. If a claim request is filed and it is wholly or partially denied, the Board will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

       (i)    The specific reason or reasons for the denial;

       (ii) Specific reference to pertinent Plan provisions upon which the denial is based;

       (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

       (iv) An explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

       7.03 REVIEW PROCEDURE. A claimant or his authorized representative may, with respect to any denied claim:

              (i) Request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

              (ii)   Review of pertinent documents; and

              (iii)  Submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Board (or its designee). The Board (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

       7.04 DECISION ON REVIEW. The Board (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.


                                  ARTICLE VIII
                                 MISCELLANEOUS

       8.01 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan or direct the Trustee to return to the Corporation all or any part of the assets of the Trust, provided, however, that the termination of the Trust shall not affect a Participant's right to become vested in his Account balance derived from Awards already granted and to the distribution of such Account in accordance with the terms of this Plan.

       8.02 NONTRANSFERABLE. Accounts under this Plan shall not be transferable by a Participant. No Participant or Beneficiary shall have any right in or claim to any assets of the Plan or the Trust, nor shall the Corporation, the Company or any Subsidiary be subject to any claim for benefits hereunder.

       8.03 EMPLOYMENT RIGHTS. Neither this Plan nor any grant of an Award hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee to continue in the employ of the Corporation, the Company or a Subsidiary.

       8.04 GOVERNING LAW. This Plan shall be governed by and construed under the laws of the State of Ohio.

       8.05 TERM OF PLAN. The Plan shall remain in effect until the earlier of (a) the termination of the Plan by the Board or (b) the distribution of all assets from the Trust.

       8.06 TAX STATUS OF TRUST. It is intended that the Trust to be established for this Plan is to be treated as a grantor trust of the Company under the provisions of Section 671, ET SEQ., of the Code. Further, any Participant or Beneficiary entitled to receive any benefit under the Plan shall be considered as an unsecured general creditor of the Corporation and the Company for purposes of receiving such benefit.

       IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by its duly authorized officer and duly attested, all as of the ___ day of ____________, 1999

                                       UNITED COMMUNITY FINANCIAL CORP.



______________________________         By: ______________________________
Donald J. Varner                       Douglas M. McKay
its Secretary                          its President and Chairman of the Board

                                    EXHIBIT A

                         UNITED COMMUNITY FINANCIAL CORP.
                                  RETENTION PLAN

       The following individuals and their effective date of participation shall be designated as Participants in the Plan:


Name                                  Effective Date of Participation
----                                  -------------------------------


                               [To Be Completed]